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PRICING SUPPLEMENT NO. 2 DATED JULY 15, 1998                      Rule 424(b)(3)
(To Prospectus and Prospectus Supplement                       File No. 33-37285
Dated November 4, 1997

                                 $30,000,000
                           Kimco Realty Corporation
                          Series A Medium-Term Notes
                  Due Nine Months or More from Date of Issue

                               Fixed Rate Notes

Interest Rate: 6.93%
Trade Date: July 15, 1998

Issue Price: 100%
Agent's Discount or Commission: $180,000
Net Proceeds to Issuer: $29,820,000

Original Issue Date: July 20, 1998
Stated Maturity Date: July 20, 2006

Interest Payment Dates (if other than April 1 and October 1): N/A

Book Entry:   /x/         Certificated:   / /
Authorized Denomination: /x/  $1,000 and integral multiples thereof  / / Other:
Minimum Denomination: /x/   $1000   / / Other:
Specified Currency:  /x/ United States dollars   / / Other:
Exchange Rate Agent: N/A

Redemption:  /x/ The Notes cannot be redeemed prior to maturity.
             / / The Notes may be redeemed prior to maturity, as follows:
                   Initial Redemption Date:
                   Initial Redemption Percentage:
                   Annual Redemption Percentage Reduction:

Repayment:   /x/ The Notes cannot be repaid prior to maturity.
             / / The Notes may be repaid prior to maturity, as follows:
                   Optional Repayment Dates:

Additional/Other Terms: None

Addendum Attached:      / / Yes      /x/ No

Agent:  / / Merrill Lynch & Co.
        / / Chase Securities Inc.
        /x/ First Chicago Capital Markets, Inc.
        / / J.P. Morgan Securities Inc.
        / / Morgan Stanley & Co. Incorporated
        /x/ Goldman, Sachs & Co.
        / / Other: